Exhibit 99.1

PRESS RELEASE
	Contacts:	Robert McPherson
Sr. Vice President, CFO
FOR IMMEDIATE RELEASE		Metals USA Holdings Corp
954-202-4000

METALS USA HOLDINGS CORP. ANNOUNCES

$500 MILLION ASSET-BASED CREDIT FACILITY

December 17, 2010 – FORT LAUDERDALE, FL. – Metals USA Holdings Corp. (NYSE:MUSA) announced today that its wholly-owned subsidiaries, Flag Intermediate Holdings Corporation, Metals USA, Inc. and certain additional subsidiaries have amended and restated the existing asset-based credit facility providing for a new $500 million, five year senior secured asset-based credit facility (the “New ABL Facility”). The New ABL Facility replaces the Company’s existing $625 million senior secured asset-based credit facility (the “Existing ABL Facility”) that was scheduled to mature in November 2011. Bank of America, N.A. will serve as Administrative Agent and Collateral Agent under the New ABL Facility.

Lourenco Goncalves, Metals USA’s Chairman, President and C.E.O. stated: “Our ABL facility is a critical component of the Metals USA capital structure. With this renewal, Metals USA and its lenders have created an ABL facility that provides the means to improve the execution of our growth strategy. Additionally, it maintains the flexibility to accommodate our working capital needs through the cycle. We appreciate the support our lenders have demonstrated to our business and to our growth strategy.”

Advances under the New ABL Facility are tied to the Company’s available collateral, which is based upon percentages of eligible accounts receivable and inventories. Interest accrues on advances at a rate equal to Libor plus a margin ranging from 200 to 275 basis points depending on the amount of monthly excess availability. The New ABL Facility also contains an uncommitted accordion feature which may allow the Company to increase total advances up to a maximum of $750 million during the life of the Facility. The Company will pay customary fees related to the New ABL Facility. As of December 17, 2010, the Company had total liquidity of approximately $197.8 million consisting of approximately $6.3 million in cash and $191.5 million in additional borrowing capacity under the New ABL Facility.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s historical Form 10-Ks and Form 10-Qs which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities law which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s growth strategy and working capital requirements. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices, the effect of economic conditions generally in the United States and international economies and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s Registration Statement on Form S-1 relating to its IPO under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

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